Exhibit 10.1

STOCK PURCHASE AGREEMENT

This AGREEMENT, entered into as of the 20th day of February 2013 (the “Agreement”), by and among the individuals listed in Schedule A hereto (each individually a “Seller”, and collectively, the “Sellers”), Lyons Liquors Inc, a Nevada corporation (the “Company”), and the individuals listed in Schedule B hereto (each individually a “Purchaser”, and collectively, the “Purchasers”).

Preliminary Statement

Sellers are the beneficial and record owners of an aggregate of 9,883,105 shares of the common stock, par value of $0.001 per share of the Company (the “Common Stock”), which constitute in the aggregate of 96.96% of all of the issued and outstanding shares of capital stock of the Company. The number of shares of Common Stock owned by each Seller is set opposite their respective names on Schedule A annexed hereto.

Sellers desire to sell their shares of Common Stock, and the Purchaser is willing to purchase those shares from the Sellers, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchasers and the Sellers hereby agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

Section 1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) Sellers shall sell to the Purchasers and the Purchasers shall purchase from the Sellers an aggregate of 9,883,105 shares of Common Stock (the “Shares”), free and clear of any charges, pledges, options, mortgages, deeds of trust, hypothecations, security interests or other encumbrances or restrictions (collectively, “Liens”) for an aggregate purchase price of $210,000 (the “Purchase Price”) in accordance with the terms set forth in Section 1.2 below. The number of shares of Common Stock to be purchased by each Purchaser is set opposite the name of such Purchaser on Schedule B annexed hereto.

Section 1.2 Closing Date. The consummation of the purchase and sale of the Shares (the “Closing”) shall be held on such date (the “Closing Date”) and time as determined at the mutual discretion of the Sellers and the Purchasers; provided, however, that the Closing shall occur no later than ten (10) business days after the conditions precedent contained in Article 6 herein have been satisfied (which the parties hereto agree shall not be later than February 22, 2013, unless extended as provided for herein). The Closing shall take place at the offices of the Purchaser’s counsel, Eaton & Van Winkle LLP, 3 Park Avenue, New York, New York 10016, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

Section 1.3 Delivery at Closing. At the Closing, subject to the terms and conditions hereof, each Seller shall deliver to the Purchasers certificates representing the number of shares of Common Stock set opposite his or her name on Schedule A annexed hereto, to be purchased at the Closing by the Purchasers, against payment of that portion of the Purchase Price payable to that Seller as set forth opposite his or her name on Schedule A by check or wire transfer of immediately available funds to an escrow account maintained by Eaton & Van Winkle LLP, as escrow agent (the “Escrow Agent”) at least one(1) days prior to the Closing Date.

Section 1.4 Deposit. The $20,000 good faith deposit (the “Initial Deposit”) placed by the Purchaser with the Escrow Agent shall be nonrefundable subject to the completion by the Purchaser of its due diligence investigation of the Company to the Purchaser’s satisfaction and the fulfillment of the conditions to closing set forth in Article 7 hereof, or unless this Agreement shall be terminated by Sellers and Purchasers pursuant to Section 8.1(a), by Purchasers pursuant to Section 8.1(b) if Sellers are in material breach of this Agreement or by Purchasers or Sellers pursuant to Section 8.1(c) of this Agreement. Sellers and Purchasers hereby acknowledge and agree that upon the Closing or any termination of this Agreement, any interest earned on the Initial Deposit shall accrue for the benefit of and be paid to Sellers.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth under the corresponding section of each Seller’s disclosure schedules (the “Seller Disclosure Schedules”) attached hereto as Exhibit A, which Seller Disclosure Schedules shall be deemed a part hereof, each Seller, severally and not jointly, hereby represents and warrants to the Purchaser that:

Section 2.1 Ownership of Stock. Seller is the sole record and beneficial owner of, and has good and marketable title to, the number of shares of Common Stock set opposite such Seller’s name on Schedule A. Seller owns such shares of Common Stock free and clear of any Liens and upon consummation of the transactions contemplated hereby the Purchaser purchasing such shares will acquire good and marketable title to such shares free and clear of all Liens, other than Liens created by such Purchaser.

Section 2.2 Authorization; No Agreements. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against him in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller or the Company. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of the shares of Common Stock owned by such Seller in any third party or relating to the voting of those shares of Common Stock. The Seller is not a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the shares of Common Stock owned by Seller or any other capital stock of the Company, and there are no restrictions of any kind on the transfer of any of the shares of common Stock owned by the Seller, other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws.

Section 2.3 Consents and Approvals. The execution and delivery by Seller of this Agreement, the performance by Seller of his obligations hereunder and the consummation by Seller of the transactions contemplated hereby do not require Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 2.4 No Violations. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Seller.

Section 2.5 Litigation and Claims. There is no claim, action, suit or proceeding pending or, to Seller’s knowledge, threatened against Seller that could reasonably be expected to materially impair Seller’s ability to perform his obligations hereunder or the transactions contemplated by this Agreement.

Section 2.6 Resale Restrictions. None of the shares of Common Stock owned by Seller have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the shares of Common Stock owned by Seller may be offered or sold by the Seller, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

Section 2.7 Original Acquisition.  The shares of Common Stock owned by Seller and represented by the Seller’s Original Certificate were originally acquired from the Company and its affiliates, and fully paid for, by the Seller on January 13, 2010 for his own account and not with a view to, or for sale in connection with, any distribution, resale or public offering of such Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.8 No Registration.  The sale of the shares of Common Stock owned by Seller contemplated by this Agreement is exempt from the registration requirements of Section 5 of the Securities Act under the rules, regulations and interpretations of the Securities Act.

Section 2.9 Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Seller Disclosure Schedules to this Agreement, furnished by or on behalf of the Seller are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 2.10 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Seller to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

ARTICLE 3

REPRESENTATIONS OF THE PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants to the Sellers, as follows:

Section 3.1 Binding Effect. This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2 Consents and Approvals. No filing or registration with, notification to and no permit, authorization, consent or approval of, any governmental entity is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except (i) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of the Company or as a result of any other facts that specifically relate to the business or activities in which the Company is engaged, and (ii) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, materially impair the ability of Purchaser to consummate the transactions contemplated hereby.

Section 3.3 No Conflict or Violation. Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, agreement, lease or other instrument to which Purchaser is a party, or (iii) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Purchaser or any of its properties or assets, excluding any violations which, either individually or in the aggregate, would not impair the ability of Purchaser to consummate the transactions contemplated hereby.

Section 3.4 Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Purchaser, threatened against Purchaser that could reasonably be expected to impair Purchaser’s ability to perform his obligations under this Agreement.

Section 3.5 Purchase for Investment. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the purchase of the Shares and is capable of bearing the economic risks thereof.  The Purchaser is acquiring the shares of Common Stock hereunder for his own account for the purpose of investment only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of such shares of Common Stock.

Section 3.6 Compliance with Securities Act. Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Sellers to be in violation of the registration requirements of the Securities Act, or applicable state securities or blue sky laws.

ARTICLE 4

REPRESENTATIONS OF THE COMPANY

Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a “Company Material Adverse Effect”).

Section 4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 75,000,000 shares of common stock with a $0.001 par value (the “Common Stock”); as of the Closing Date there will be outstanding 10,193,000 shares of Common Stock. As of the date hereof the Common Sock is held of record by approximately 30 shareholders. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no third party has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any third party any right to subscribe for or acquire, any shares of Common Stock or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. The sale of the Shares to Purchasers hereunder will not obligate the Company to issue shares of Common Stock or other securities to any third party and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b) There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of Company.

(c) There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller or the Company is a party or by which either is bound relating to the voting of any shares of the capital stock of the Company.

Section 4.3 Authority; Enforceability. The Company has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company has authorized the execution and delivery of this Agreement and all agreements and documents contemplated hereby and each of the transactions and agreements contemplated hereby. No other corporate action is necessary to authorize such execution, delivery and performance of this Agreement, and, upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 4.4 Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

Section 4.5 Consents and Approvals. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 4.6 SEC Reports; Financial Statements.

a) SEC Reports; Financial Statements. Except as set forth in the SEC Reports (as hereinafter defined), the Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since December 14, 2010 (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(b) Except as set forth in the SEC Reports or the Company Disclosure Schedules: (i) the Company has not been engaged in any business activity since its inception; (ii) there has been no event, occurrence or development that has had or that is reasonably expected to result in a Material Adverse Effect; (iii) the Company has not incurred any material liabilities outside the ordinary course of business (contingent or otherwise) or amended any material term of any outstanding security; (iv) the Company has not altered its method of accounting or the identity of its auditors; (v) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (vi) the Company has not issued any equity securities to any officer, director or affiliate of the Company; (vii) the Company has not made any loan, advance or capital contributions to or investment in any entity; (viii) the Company has not entered into any transaction or commitment, or any contract or agreement, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by the Company of any contract or other right; (ix) the Company has not granted any severance or termination pay to any current or former director, officer or employee of Company, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Company; (x) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company; (xi) the Company has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of the Company; and (xii) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company or entered into any transaction not in the ordinary course of business.

Section 4.7 No Liabilities or Debts. Except as set forth in Schedule 4.7 of the Company Disclosure Schedules, as of the Closing Date, there will be no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there will be no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt. As of the Closing Date, the Company will not be a guarantor of any indebtedness of any other person, firm or corporation.

Section 4.8 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

Section 4.9 Taxes.  Except as set forth in Schedule 4.9 of the Company Disclosure Schedules, the Company has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or such returns are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of the Company, except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.  The Company has not received any notice of audit, is not undergoing any audit of its tax returns, or has not received any notice of deficiency or assessment from any taxing authority with respect to liability or penalties for taxes which has not been fully paid or finally settled.  There have been no waivers of statutes of limitations by the Company with respect to any tax returns.  The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would effect the accounting for tax purposes, directly or indirectly, of its business.  The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. Shefali Vibhakar shall indemnify and hold each of the Purchasers harmless, and shall reimburse each of the Purchasers for, any loss, liability, penalties, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising from or in connection with taxes which has not been fully paid or finally settled as of Closing Date.

Section 4.10 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls over financial reporting (as such phrase is defined in Item 308 of Regulation S-B under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls over financial reporting. The Company’s auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

Section 4.11 Solvency; Indebtedness. Assuming satisfaction of the terms and conditions set forth herein, based on the financial condition of the Company as of the Closing Date, the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature. The Company does not intend to incur debts beyond its ability to pay such debts as they mature. The Seller has no knowledge of any facts or circumstances which lead it to believe that the Company will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured indebtedness of the Company, or for which the Company has commitments. The Company is not in default with respect to any indebtedness. At the Closing, there will be no outstanding liabilities, obligations or indebtedness of the Company whatsoever.

Section 4.12 No Conflicts. Subject to the satisfaction of the terms and conditions set forth herein, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Certificate of Incorporation, By-laws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 4.13 Compliance. To the knowledge of the Company, the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Seller or the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

Section 4.14 Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports or Schedule 4.14 to the Company Disclosure Schedule, and except for amounts to be paid out of the cash on hand of the Company, none of the officers or directors of the Company and, to the knowledge of the Company, none of the affiliates or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.15 Assets. Except as set forth in the SEC Reports, the Company has no material assets including, without limitation, goodwill, real property, tangible personal property, intangible personal property, rights and benefits under contracts All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). All Company leases will terminate as of the Closing Date with no further obligation on the part of the Company.

Section 4.16 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

Section 4.17 Quotation on the OTCQB. The Common Stock is approved for quotation and/or listing on the Over-The-Counter Bulletin Board (the “OTCQB”) and the Company has and continues to satisfy all of the requirements of the OTCQB for such listing and for the quotation and trading of its Common Stock thereunder. The Company has not been informed, and the Company has no knowledge, that the NASD or any other applicable regulatory agency has or is reasonably anticipated to take action to cause the Company’s Common Stock to cease being quoted on the OTCQB.

Section 4.18 Exchange Act Compliance.  The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Common Stock is registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act. All of the SEC Reports have been filed on a timely basis or have received a valid extension of such time of filing and have filed any such SEC Reports prior to the expiration of any such extension

Section 4.19 Certain Contracts and Arrangements. Schedule 4.21 of the Company Disclosure Schedule sets forth a true, correct and complete list of all material contracts and agreements to which the Company is a party or by which it is bound and which involve payments or liabilities in excess of Five Thousand Dollars $5,000 (the “Material Contacts”). The Material Contracts are in full force and effect, the Company is not in material default, violation or breach of any such contracts and the consummation of the transactions contemplated by this Agreement will not cause the Company to be in material default thereunder. As of the date hereof, there are no material violations or material breaches of such contracts by any other party thereto.

ARTICLE 5

COVENANTS OF THE COMPANY

Section 5.1 Public Seller Status. From the date hereof to the Closing Date, the Sellers shall cause the Company to make any and all required filings under the Exchange Act so that it remains a reporting company under the Exchange Act and so that its Common Stock continues to be a publicly-traded security. The Sellers, to the best of their ability, shall cause the Company to take all action necessary to insure that its Common Stock continues to be quoted on the OTCBB.

Section 5.2 Repayment of Debt and Obligations. On or before the Closing Date, the Sellers shall cause the Company to satisfy all of the Company’s liabilities and obligations, such that the Company shall have no liabilities or obligations as of the Closing Date.

Section 5.3 Corporate Books and Records. At least one business day prior to the Closing Date, Sellers shall cause the Company to deliver to counsel for the Purchasers the original minute books and corporate records of the Company, which books and records shall be true, complete and correct.

ARTICLE 6

COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 6.1 Public Announcements. Except as required by applicable law, the Sellers and the Purchasers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

Section 6.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

Section 6.3 Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, the Sellers shall cause the Company to give to the Purchasers, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information as the Purchasers and their representatives may reasonably request.

Section 6.4 Company’s Business. Except for payments made out of the proceeds hereof or cash on hand of the Company, or as contemplated by this Agreement, the Sellers will cause the Company, without the prior written consent of the Purchasers, not to (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently shown in the SEC Reports, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities.

Section 6.5 Consents of Third Parties. Each of the parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other parties reasonably may request in connection with this Agreement. Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 6.6 Indemnification of Officers and Director. All rights to indemnification existing in favor of those persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Closing, as provided in the Company’s Certificate of Incorporation and Bylaws (each as in effect as of the date of this Agreement), shall survive the Closing and the Company shall, and the Purchaser shall cause the Company to, continue to provide such indemnification to the fullest extent permitted by Nevada law.

ARTICLE 7

CONDITIONS PRECEDENT

Section 7.1 Conditions of Obligations of the Purchasers. The obligations of the Purchasers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Purchasers:

(a) Representations and Warranties. Each of the representations and warranties of the Sellers and the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made on and as of such date.

(b) Good Standing Certificate. Sellers shall deliver to Purchasers, a certificate of good standing dated within 10 business days of the Closing Date, issued by the Secretary of State of Nevada that the Company, as to the legal existence and good standing of the Company. (the “Nevada Certificate”).

(c) Officer Certificate. The Company and shall have delivered to Purchasers a certificate, executed , by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this section.

(d) Secretary Certificate. The Company shall have delivered to Purchasers a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, (ii) certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying that the Articles of incorporation have not been amended since the date(s) of the Nevada Certificate and that no event has occurred since the date of issuance of the Nevada Certificate that would adversely affect the Company’s corporate good standing; and (iii) certifying as to the signatures and authority of any of the officers signing the Agreement on behalf of the Company;

(e) Certified List of Record Holders. The Purchasers shall have received a current certified list from the Company’s transfer agent of the holders of record of the Common Stock.

(f) Resignation of Officers and Directors. The officers and directors of the Company shall have resigned from such positions effective immediately prior to Closing, and the Purchasers’ designees for such positions shall have been duly appointed; provided, however, upon request of the Purchasers one of the current directors of the Company shall remain in office until the expiration of ten days after Company files with the Commission, and mails to its stockholders of record, an Information Statement pursuant to Rule 14f-1 of the Exchange Act.

(g) Filing of quarterly financials ended December 31, 2012. The Company shall have filed quarterly financials for the quarter ended December 31, 2012 prior to Closing.

(h) Company Confirmation Letter. The Company shall have provided Purchasers with a confirmation letter that there are no outstanding liabilities, obligations or indebtedness of the Company whatsoever at the Closing and forgiven of any shareholder loans provided by Ms. Shefali Vibhakar to the Company.

(i) No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over the Sellers or the Company that prohibits the sale of the Shares to Purchasers.

(j) Corporate Books. The Purchaser shall have received the books and records of the Company prior to Closing.

Section 7.2 Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the parties hereto;

(b) by either the Sellers or the Purchasers if the Closing shall not have occurred on or before February 22, 2013 unless Purchasers shall have elected to extend the Closing Date in accordance with Section 1.4(d), in which case if the transactions contemplated hereby shall not have been consummated on or before the date selected by the Buyers (the “Termination Date”) and such failure to consummate is not caused by a breach of this Agreement by the terminating party;

(c) by the Purchasers if: (i) the Sellers shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by the Sellers, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Sellers or the Company contained in this Agreement shall have been materially false when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or

(d) by the Sellers if: (i) the Purchasers shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Purchasers contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, the Purchasers shall promptly cause to be returned to the Sellers all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the Purchasers’ investigation of the Company’s business, operations and legal affairs, including any copies made by the Purchasers of any such documents or information.

Section 8.3 Indemnification

(a) Each of the Sellers shall indemnify and hold each of the Purchasers harmless, and shall reimburse each of the Purchasers for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Seller or the Company pursuant to this Agreement or in any certificate delivered by the Seller or the Company pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Sellers to perform or comply with any provision of this Agreement. Notwithstanding any other provision stating or implying otherwise and notwithstanding the generality of the above, the amount of Damages which the Sellers may be obligated to pay or reimburse the Purchasers pursuant to the breach or non-performance of the provisions of this Agreement by the Sellers or of any of the transactions contemplated hereby, shall be capped at $260,000 regardless of the severity of the egregious nature of the breach or non-performance.

(b) Each of the Purchasers shall indemnify and hold each of the Sellers harmless, and shall reimburse each of the Sellers for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of the Purchasers in this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Purchasers to perform or comply with any provision of this Agreement.

Section 8.4 Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid, if to the Purchaser:

Saverio Holdings Limited

Yijun HU

c/o Eaton and Van Winkle LLP

3 Park Avenue, 16th Floor

New York, New York 10016

Attention: Yue Cao

Phone No.: 212-561-3617

if to Sellers:

Shefali Vibhakar

P.O. Box 344

Ellenton, Florida 34222

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 9.2 Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Sellers and the Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Purchasers shall have the right to assign this Agreement to an affiliate or assignee of the Purchasers reasonably acceptable to the Sellers and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 9.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in New York, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any third party any rights or remedies hereunder.

Section 9.8 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 9.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13 Expiration of Representations, Warranties and Covenants. All covenants, representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, on and after the second anniversary of the Closing Date.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of as of the day and year first above written.

SELLERS:

/s/  Shefali Vibhakar

Shefali Vibhakar

PURCHASER:

Saverio Holding Limited

By: _/s/ _Yijun HU ______

   Name: Yijun HU

   Title: Director

/s/ Binbin LI____________

Binbin LI

/s/ Linzhou WANG_______

Linzhou WANG

/s/_Ruili WANG_________

Ruli WANG

/s/ Qiang LIU____________

Qiang LIU

/s/ Xiufang HU___________

Xiufang HU

/s/ Hongkai BAI__________

Hongkai BAI

/s/ Zhongmiao HU_________

Zhongmiao HU

COMPANY

Lyons Liquors Inc.

By: _/s/_ Shefali Vibhakar ____

Name: Shefali Vibhakar

Title: Chief Executive Officer, Chief Financial Officer and Director

SCHEDULE A

LIST OF SELLERS

Name of Seller	Number of Shares	Address	Purchase Price
Shefali Vibhakar	9,883,105	PO Box 344 Ellenton FL 34222	$210,000

SCHEDULE B

LIST OF PURCHASERS

Name of Buyer	Number of Shares	Address
Saverio Holdings Limited	9,783,105	c/o Yijun HU, Wuxia Village, Wuchi Township, YOngjia County, Zhejiang Province
Binbin LI	10,000	Lixi Village,Lixi Town,Yongjia County,Zhejing Province
Linzhou WANG	20,000	No.1,Xinhua Road,Heping District ,Tianjin
Ruli WANG	10,000	No.164,Houmenghui Village,Sucheng Town ,Hejian City ,Hebei Province
Qiang LIU	20,000	No.92,Liujiabao Village,Tengzhuangzi Town,Huanghua City,Hebei Province
Xiufang HU	10,000	Wuxia Village,Wuchi Town,Yongjia County,Zhejing Province
Hongkai BAI	20,000	Wuxi Village,Yongxing Street,Longwan District,Wenzhou City,Zhejing Province
Zhongmiao HU	10,000	Wuxia Village,Wuchi Town,Yongjia County,Zhejing Province

Exhibit A

SELLER DISCLOSURE SCHEDULES

Schedule 4.7 Outstanding Liabilities

As of Closing

Lyons Liquors
Accrued expenses and payables
02/15/2013

Accrued officer compensation	$ 71,212.00
Officer loan	$ 18,400.00
$ 89,612.00

Legal	$ -
KC	$ 3,000.00

Schedule 4.9 Taxes

Tax return filed with the Department of the Treasury Internal Revenue Service for year ended 2009, 2010, 2011 and 2012.

The Company has not received any notice of deficiency or assessment from any taxing authority with respect to liability or penalties for taxes which has not been fully paid or finally settled.

Schedule 4.14 Related Party Transactions

Ms. Vibhakar had advanced $18,400 to the Company for working capital purposes. These amounts are due on demand and have no stated interest rate.

Schedule 4.21 Material Contracts

As of December 31, 2012, the Company had accrued $71,212 in compensation payable to Ms. Vibhakar. In addition, Ms.Vibhakar had advanced $18,400 to the Company for working capital purposes. These amounts are due on demand and have no stated interest rate.